Exhibit 99.2

Guerrilla RF to Present at the LD Micro Main Event XV Conference

on October 26, 2022

GREENSBORO, NC—October 21, 2022—Guerrilla RF, Inc. (OTCQX: GUER), the innovative fabless semiconductor company, is giving an investor presentation on October 26 at the 2022 LD Micro Main Event XV Conference. The event is being held at the Luxe Sunset Boulevard Hotel in Los Angeles, CA. Guerrilla RF’s presentation will be at 1:30 PM PDT. The presenter will be the VP of Investor Relations, Sam Funchess.

LD Micro Main Event – Guerrilla RF, Inc. Investor Webcast Presentation
Date: Wednesday, October 26, 2022
Time: 1:30 PM Pacific Daylight Time, 4:30 PM Eastern Daylight Time
Webcast: https://me22.sequireevents.com/

“As a growing company, we are always thrilled to have the opportunity to tell our story to the investor community,” said Funchess. “We look forward to demonstrating the company’s successes as a fabless designer of high-performance MMICs for a diverse set of strategic customers in the automotive, 5G infrastructure, and cellular repeater industries.”

This event will be available via streaming online. To register and watch the LD Micro Main Event XV Conference, visit their website: https://me22.sequireevents.com.

An archived replay of Guerrilla RF’s presentation will be made available in the “Investor” section of their website: https://guerrilla-rf.com.

About Guerrilla RF, Inc.

Founded in 2013 and based in Greensboro, NC, Guerrilla RF develops and manufactures high-performance monolithic microwave integrated circuits (MMICs) to wireless OEMs in multiple market segments – including 5G/4G macro and small cell base stations, cellular repeaters/DAS, automotive telematics such as SDARS/V2X/GPS/DAB, military communications, navigation, and high-fidelity wireless audio. Guerrilla RF has an extensive portfolio of over 100 high-performance radio frequency (RF) and microwave semiconductor devices. The existing product line includes ultra-low noise amplifiers, gain blocks, driver amplifiers, mixers, RF switches, digital step attenuators, and linear PAs (power amplifiers) – the critical building blocks for mission-critical, performance-driven wireless applications. To date, the company has shipped over 100 million devices and has repeatedly been included in Inc. Magazine's annual Inc. 5000 list. Guerrilla RF recently made the top Inc. 500 list for the second year in a row, coming in at No. 421 and 489 for the 2020 and 2021 rankings, respectively. For more information, please visit https://guerrilla-rf.com or follow the company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the company's control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the company's filings with the SEC available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact:

Sam Funchess, VP of Investor Relations

sfunchess@guerrilla-rf.com

+1 336 510 7840